UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHINA VANTAGEPOINT ACQUISITION COMPANY

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHINA VANTAGEPOINT ACQUISITION COMPANY

555 NE 15th Street, Suite 200, Miami, Florida 33132

To All Stockholders of
China VantagePoint Acquisition Company (the “Company”):

The Company will not consummate a business combination transaction prior to the date required by its Articles of Association and trust agreement governing the trust account holding funds from the Company's initial public offering. Since we will not be able to complete a business combination transaction before that date, the board of directors has determined that it would be in the best interests of our stockholders for the Company to continue its existence after the distribution of the funds held in the Company's trust account (the "Trust Account"), rather than dissolve as required by our Articles of Association.

Accordingly, we have called a special meeting of stockholders to be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on Monday, February 25, 2013 at 10:00 a.m., New York time to consider and vote on the following two proposals (the “Amendments”):

•	Amending our Articles of Association to permit the Company to continue its existence after February 25, 2013 (the “Continued Existence Proposal”). Specifically, this proposal would remove the provision in Article 163 requiring the dissolution of the Company and replacing the provision with one that would permit the Company to not dissolve, while requiring it to distribute a pro-rata portion of the Trust Account to holders of the Company's Subunits issued in the Company's IPO in exchange for the redemption of 99 out of every 100 Subunits issued in the Company's IPO (since the warrants composing part of the Subunit will expire on February 25, 2013, thereafter a Subunit will be equivalent to one ordinary share). If this proposal is approved, our stockholders will not have the right to receive a liquidating distribution of any net assets outside of the Trust Account. However, there are no assets outside of the Trust Account available for distribution to stockholders at this time and the Company does not currently expect to receive any such assets in the future;

•	Amending our Articles of Association to not require the Company to comply with Articles 157-163 of the Articles of Association (which govern the activities of the Company while it is a SPAC) after the earlier to occur of a consummation of a business combination or the liquidation of the Trust Account (the "SPAC Provision Proposal");

and a proposal to:

•	adjourn the special meeting to a later time, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the Continued Existence Proposal and/or the SPAC Provision Proposal (the “Adjournment Proposal”).

The board of directors has fixed the close of business on February 5, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournment thereof. On the record date, 2,762,366 ordinary shares were outstanding and entitled to vote. Holders of our ordinary shares will be entitled to vote on each of the proposals set forth above, and will be each entitled to one vote for each share of record. Each Amendment proposal is essential to its implementation, and, therefore, the board of directors will abandon the Amendments unless each of the proposals is approved by stockholders. The date on which this Notice of Special Meeting, Proxy Statement and the accompanying form of proxy card will be first mailed or given to the Company’s stockholders is February 15, 2013.

The Company does not expect to be able to satisfy its liabilities to creditors concurrently with the liquidation of the Trust Account due to the fact that, as of February 14, 2013, the Company had limited assets outside of the Trust Account. As of February 14, 2013, the Company's liabilities to creditors were approximately $500,000 and its assets out of trust were less than $50,000.

Our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of each of the Amendments. Enclosed is a notice of special meeting and proxy statement containing detailed information concerning each of the proposals. We urge you to read the proxy statement and attached annexes carefully.

All stockholders are cordially invited to attend the special meeting. Whether or not you plan to attend the special meeting, it is important that your shares be represented. Accordingly, please sign and date the enclosed Proxy Card and return it promptly in the envelope provided herewith. Even if you return a Proxy Card, you may revoke the proxies appointed thereby at any time prior to the exercise thereof by filing with our Corporate Secretary a written revocation or duly executed Proxy Card bearing a later date or by attendance and voting at the special meeting. Attendance at the special meeting will not, in itself, constitute revocation of the proxies.

By order of the Board of Directors

February 15, 2013	/s/ Wei Li
Wei Li
Chief Executive Officer and Diretor

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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CHINA VANTAGEPOINT ACQUISITION COMPANY
555 NE 15th Street, Suite 200, Miami, Florida 33132

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 25, 2013

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of China VantagePoint Acquisition Company, a Cayman Islands company (the “Company”), will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, on Monday, February 25, 2013, at 10:00 a.m. New York time to consider and vote on the following two proposals (the “Amendments”):

•	Amending our Articles of Association to permit the Company to continue its existence after February 25, 2013 (the “Continued Existence Proposal”). Specifically, this proposal would remove the provision in Article 163 requiring the dissolution of the Company and replace the provision with one that would permit the Company to not dissolve, while requiring it to distribute a pro-rata portion of the Trust Account to holders of the Company's Subunits issued in the Company's IPO in exchange for the redemption of 99 out of every 100 Subunits issued in the Company's IPO (since the warrants composing part of the Subunit will expire on February 25, 2013, thereafter a Subunit will be equivalent to one ordinary share). If this proposal is approved, our stockholders will not have the right to receive a liquidating distribution of any net assets outside of the Trust Account. However, there are no assets outside of the Trust Account available for distribution to stockholders at this time and the Company does not currently expect to receive any such assets in the future;

•	Amending our Articles of Association to not require the Company to comply with Articles 157-163 of the Articles of Association (which govern the activities of the Company while it is a Special Purpose Acquisition Company) after the earlier to occur of a consummation of a business combination or the liquidation of the Trust Account (the "SPAC Provision Proposal");

and a proposal to:

•	adjourn the special meeting to a later time, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the Continued Existence Proposal and/or the SPAC Provision Proposal (the “Adjournment Proposal”).

Each Amendment proposal is essential to its implementation, and, therefore, the board of directors will abandon the Amendments unless each of the Amendments is approved by stockholders.

These items of business are more fully described in this proxy statement, which we encourage you to read in its entirety before voting. The Company will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement thereof by the Company’s board of directors.

Holders of our ordinary shares as of the record date for the special meeting are each entitled to one vote for each share of record with respect to each of Continued Existence Proposal, the SPAC Provision Proposal and (if presented to them) the Adjournment Proposal.

The record date for the special meeting is February 5, 2013. Only holders of record of the Company’s ordinary shares at the close of business on February 5, 2013 are entitled to notice of the special meeting and to have their vote counted at the special meeting and any adjournments or postponements thereof. On the record date, 2,762,366 ordinary shares were outstanding and entitled to vote. A complete list of the Company’s stockholders of record entitled to vote at the special meeting will be available for inspection by stockholders for 10 days prior to the date of the special meeting at the principal executive offices of the Company during ordinary business hours for any purpose germane to the special meeting. The date on which this Notice of Special Meeting, Proxy Statement and the accompanying form of proxy card will be first mailed or given to the Company’s stockholders is February 15, 2013.

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Your vote is important regardless of the number of shares you own. The Continued Existence Proposal must be approved by the affirmative vote of two-thirds of the outstanding ordinary shares that vote at the meeting, assuming a quorum is present. The SPAC Provision Proposal must be approved by the affirmative vote of two-thirds of the outstanding ordinary shares that vote at the meeting, assuming a quorum is present. The adoption of the Adjournment Proposal requires the affirmative vote of a majority of the outstanding ordinary shares that vote at the meeting.

All of the Company stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of the Company’s ordinary shares, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you may be required to instruct your broker or bank on how to vote your shares. Abstentions will count towards the vote total for approval of the Continued Existence Proposal and the SPAC Provision Proposal and will have the same effect as “AGAINST” votes for each such proposal. An abstention will have no effect on any vote to adjourn the special meeting. A failure to vote or broker non-vote will have no effect on the voting for any of the proposals, except to the extent that a failure to vote results in there not being a quorum at the special meeting.

The board of directors of the Company recommends that you vote “FOR” each of the proposals which are described in detail in this proxy statement.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?

A.	China VantagePoint Acquisition Company (the “Company”) is a blank check company formed in 2010 to serve as a vehicle for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating business or businesses through contractual arrangements. The Company completed its initial public offering (the "IPO") on February 25, 2011 of 2,750,000 units at $6.00 per unit. Each unit included one Subunit (“Subunit”) and one-half of a warrant. Each Subunit consisted of one ordinary share and one-half of a warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase from us one ordinary share at an exercise price of $5.00. The underwriters for the IPO subsequently exercised the over-allotment option with respect to the offering, for a total of additional 412,500 units. Concurrent with the initial public offering, 2,642,856 warrants were sold at $0.35 per warrant in a private placement. The offerings yielded total net proceeds to the Company of approximately $18,944,851. Of the net proceeds, $18,835,874 was placed in a trust account. In accordance with the terms of the Company's Articles of Association, until we announced a business combination on August 27, 2012, after which we were no longer permitted to effect such purchases, we purchased 400,134 Subunits using an aggregate of $2,307,892 from the Company trust account. As of February 14, 2013, approximately $16,528,024 was held in deposit in the Company’s trust account.

The Company's Articles of Association provide that, if the Company has not completed a business combination by February 25, 2013, its corporate existence will end. The Company does not believe it will be able to consummate a business combination by such date. Consequently, our board of directors believes it is in the best interests of our stockholders to take the necessary actions for the Company's existence to continue after liquidating the Trust Account.

Q.	What will I receive if the Amendments are Approved? What will I receive if the Amendments are not approved?

A.	If the Amendments are approved, you will receive a pro rata portion of the Trust Account, currently estimated to be $5.98 per Subunit, and 1 ordinary share for every 100 subunits that you own. If the Amendments are not approved, you will receive a pro rata portion of the Trust Account for each subunit that you own. The only difference in what you receive between the two scenarios are that you may also receive ordinary shares if the Amendments are approved. All amounts in the Trust Account as of the date of the meeting will be distributed to holders of Subunits.

Q.	If approved by stockholders, when will the Continued Existence Proposal and the SPAC Provision Proposal become effective?

A.	If approved by the stockholders of the Company, the Continued Existence Proposal and the SPAC Provision Proposal will become effective upon the filing of the Amended and Restated Articles of Association with the Company's registered agent in the Cayman Islands, which is expected to occur shortly after stockholder approval. Such Amended and Restated Articles will not implement any proposal not approved by the stockholders.

Q.	What will happen if the Amendments are not approved?

A.	If the Amendments are not approved, you will receive a pro rata portion of the Trust Account for each Subunit that you own and the Company will automatically dissolve.

Q.	What is the quorum requirement?

A.	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding ordinary shares on the record date are represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Q.	Who can vote at the special meeting?

A.	Only holders of record of the Company’s ordinary shares at the close of business on February 5, 2013 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof. On the record date, 2,762,366 ordinary shares were outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name. If, on February 5, 2013, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on February 5, 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	How do the Company’s directors and officers intend to vote their shares?

A.	The Company’s directors and officers have advised the Company that they support the Continued Existence Proposal and the SPAC Provision Proposal and will vote any shares held by them “FOR” them, together with the Adjournment Proposal. Currently, the directors and officers of the Company hold 790,625 ordinary shares. None of the Company’s directors or officers have purchased any subunits, ordinary shares or warrants in the open market or through privately negotiated transactions since the Company’s initial public offering, nor do they intend to purchase any subunits, ordinary shares or warrants in the open market or through privately negotiated transactions prior to the special meeting.

Q.	What interests do the Company’s directors and officers have in the approval of the proposals?

A.	The Company’s directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of a greater proportion of the Company (approximately 96.6%, as compared to 22.2% currently) if the Amendments are approved and the possibility of future returns if the Company completes a transaction after February 25, 2013. In addition, the Company’s officers and directors have waived their rights to receive any distributions from the Trust Account with respect to any securities held by them. Accordingly, if the proposals are not approved, the securities held by the Company’s officers and directors will be worthless. See the section entitled “Background Information-Interests of the Company Directors and Officers in the Proposals.”

Q.	Since our IPO prospectus said that the Company viewed the provisions to Articles 157-163 of the Articles of Association as obligations to its stockholders and would not take any action to amend or waive these provisions, what are my legal rights?

A.	You should be aware that because we stated in the IPO prospectus and the Company’s SEC filings that we would not seek stockholder approval to amend the requirements of Articles 157-163, you may have securities law claims against the Company for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). The Company has estimated the maximum aggregate potential contingent liability associated with such rescission rights to be approximately $55,248, plus interest (calculated based on an offering price per share of $6.00 minus $5.98, the pro-rata portion of the Trust Account that will be paid to holders of the Company’s Subunits issued in the Company’s initial public offering). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence.

Q.	Do I have appraisal rights if I object to the Continued Existence Proposal and/or the SPAC Provision Proposal?

A.	The Company stockholders do not have appraisal rights in connection with the Continued Existence Proposal, the SPAC Provision Proposal or the Adjournment Proposal.

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Q.	What happens to the Public Warrants and the warrants issued in the private placement prior to the Company’s initial public offering?

A.	Regardless of whether the Amendments are approved, the Public Warrants and the warrants issued in the private placement will terminate pursuant to their terms on February 25, 2013 and will become worthless.

Q.	If the Continued Existence Proposal is approved, what happens next?

A.	If the Continued Existence Proposal is approved, the Company expects to continue its existence as a corporate entity and may pursue the acquisition of one or more operating companies in one or more industries. Following the approval of the Continued Existence Proposal, we cannot assure you that we will be able to acquire an operating business or have sufficient funds to operate.

Q.	What about the proposed acquisition of Black Diamond Holdings LLC?

A.	Although the Company currently has an agreement in place with Black Diamond Holdings LLC, the Company does not believe that such transaction will close by February 25, 2013, at which point the Company currently anticipates terminating such agreement (as it is permitted to do under the terms of that agreement). If the Company did not terminate the agreement with Black Diamond Holdings LLC, the agreement would stay in effect until either the Company or Black Diamond Holdings LLC sent notice to the other party that it is terminating the agreement.

Q.	What do I need to do now?

A.	The Company urges you to read carefully and consider the information contained in this proxy statement, including the annex, and to consider how the proposals will affect you as a stockholder of the Company. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	Who is paying for this proxy solicitation?

A.	The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	Who can help answer my questions?

A.	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

China VantagePoint Acquisition Company
555 NE 15th Street, Suite 200
Miami, Florida 33132
Phone: 305 981-6888
Attn: Yiting Liu

You may also obtain additional information about the Company from documents filed with the U.S. Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

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FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to protections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about our:

•	Ability to complete a combination with one or more target businesses;

•	Public securities’ limited liquidity and trading;

•	Use of proceeds not in trust or available to us from interest income on Trust Account balance; or

•	Financial performance.

The forward-looking statements contained or incorporated by reference in this proxy statement are based on our current expectation and beliefs concerning future developments and their potential effects on us and speak only as of the date of such statement. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including, among other things, claims by third parties against the Trust Account, unanticipated delays in the distribution of the funds from the Trust Account, the application of Rule 419 or other restrictions to future financings or business combinations involving the Company and the Company’s ability to finance and consummate acquisitions following the distribution of the funds from the Trust Account. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SPECIAL MEETING OF THE COMPANY STOCKHOLDERS

General

We are furnishing this proxy statement to the Company stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of the Company stockholders to be held on February 25, 2013, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about February 15, 2013 in connection with the vote on the Continued Existence Proposal, the SPAC Provision Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting. Unless the context requires otherwise, the terms “the Company,” “we,” “us,” and “our” refer to China VantagePoint Acquisition Company.

Date, Time and Place

The special meeting will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, on Monday, February 25, 2013, at 10:00 a.m. New York time.

Purpose of the Company Special Meeting

At this special meeting, you will be asked to consider and vote on the following two proposals (the “Amendments”):

•	Amending our Articles of Association to permit the Company to continue its existence after February 25, 2013 (the “Continued Existence Proposal”). Specifically, this proposal would remove the provision in Article 163 requiring the dissolution of the Company and replacing the provision with one that would permit the Company to not dissolve, while requiring it to distribute a pro-rata portion of the Trust Account to holders of the Company's Subunits issued in the Company's IPO in exchange for the redemption of 99 out of every 100 Subunits issued in the Company's IPO (since the warrants composing part of the Subunit will expire on February 25, 2013, thereafter a Subunit will be equivalent to one ordinary share). If this proposal is approved, our stockholders will not have the right to receive a liquidating distribution of any net assets outside of the Trust Account. However, there are no assets outside of the Trust Account available for distribution to stockholders at this time and the Company does not currently expect to receive any such assets in the future;

•	Amending our Articles of Association to not require the Company to comply with Articles 157-163 of the Articles of Association (which govern the activities of the Company while it is a SPAC) after the earlier to occur of a consummation of a business combination or the liquidation of the Trust Account (the "SPAC Provision Proposal");

and a proposal to:

•	adjourn the special meeting to a later time, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the Continued Existence Proposal and/or the SPAC Provision Proposal (the “Adjournment Proposal”).

Recommendation of the Company Board of Directors

Our board of directors:

•	has approved each of the Continued Existence Proposal, the SPAC Provision Proposal and the Adjournment Proposal; and

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•	recommends that our stockholder vote “FOR” each of the Continued Existence Proposal, the SPAC Provision Proposal and the Adjournment Proposal (in the event it is presented).

Record Date; Who is Entitled to Vote

The record date is February 5, 2013. On this record date, there were 2,762,366 ordinary shares outstanding and entitled to vote. Holders of warrants are not entitled to vote at the special meeting.

The Company’s officers and directors have advised us that they support each of the proposals and intend to vote their shares “FOR” each of the Continued Existence Proposal, the SPAC Provision Proposal and the Adjournment Proposal at the special meeting. As of the record date, the Company’s officers and directors owned, either directly or beneficially, and were entitled to vote 790,625 shares, or 22.2%, of the Company’s outstanding ordinary shares.

Quorum

A quorum will be present if at least one-third of the outstanding ordinary shares on the record date are represented by stockholders present at the meeting or by proxy.

Abstentions and Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Shares marked by brokers as "not voted" will not be counted in connection with determining whether a proposal has been approved. If you do not give the broker voting instructions, your broker will not be able to vote your shares on the Continued Existence Proposal and the SPAC Provision Proposal.

Vote of Our Stockholders Required

The Continued Existence Proposal must be approved by the affirmative vote of two-thirds of the outstanding ordinary shares that vote at the meeting, assuming a quorum is present. The SPAC Provision Proposal must be approved by the affirmative vote of two-thirds of the outstanding ordinary shares that vote at the meeting, assuming a quorum is present. The adoption of the Adjournment Proposal requires the affirmative vote of a majority of the outstanding ordinary shares that vote at the meeting.

Each Amendment proposal is essential to its implementation, and, therefore, the board of directors will abandon the Amendments unless each Amendment is approved by stockholders.

Voting Your Shares

Each Company ordinary share that you own in your name entitles you to one vote. Your one or more proxy cards show the number of our ordinary shares that you own. There are two ways to vote your ordinary shares at the special meeting: You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors, “FOR” the adoption of the Continued Existence Proposal, the SPAC Provision Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

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Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our ordinary shares, you may call Yiting Liu at (305) 981-6888.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any compensation for soliciting proxies.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward their proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Appraisal Rights

The Company stockholders do not have appraisal rights in connection with the Continued Existence Proposal, the SPAC Provision Proposal or the Adjournment Proposal.

Possible Claims Against the Company

You should be aware that because we stated in the IPO prospectus and the Company’s SEC filings that we would not seek stockholder approval to amend the requirements of Articles 157-163, you may have securities law claims against the Company for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence.

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BACKGROUND INFORMATION

General

We were incorporated in the Cayman Islands in 2010 to serve as a vehicle for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating business or businesses through contractual arrangements.

Initial Public Offering

The Company completed its initial public offering (the "IPO") on February 25, 2011 of 2,750,000 units at $6.00 per unit. Each unit included one Subunit (“Subunit”) and one-half of a warrant. Each Subunit consisted of one ordinary share and one-half of a warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase from us one ordinary share at an exercise price of $5.00. The underwriters for the IPO subsequently exercised the over-allotment option with respect to the offering, for a total of additional 412,500 units. Concurrent with the initial public offering, 2,642,856 warrants were sold at $0.35 per warrant in a private placement. The offerings yielded total net proceeds to the Company of approximately $18,944,851. Of the net proceeds, $18,835,874 was placed in a trust account. In accordance with the terms of the Company's Articles of Association, until we announced a business combination on August 27, 2012, after which we were no longer permitted to effect such purchases, we purchased 400,134 Subunits using an aggregate of $2,307,892 from the Company trust account. As of February 14, 2013, approximately $16,528,024 was held in deposit in the Company’s trust account.

The Company's Articles of Association provide that, if the Company has not completed a business combination by February 25, 2013, its corporate existence will end. The Company does not believe it will be able to consummate a business combination by the indicated date. Consequently, our board of directors believes it is in the best interests of our stockholders to take the necessary actions for the Company's existence to continue after liquidating the Trust Account.

Distribution of the Trust Account

Regardless of whether the Amendments are approved, we will distribute to the holders of the Subunits issued in our IPO, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, net of taxes payable pursuant to the trust agreement. See “Certain Other Interests in the Proposals.” The holders of the Company’s ordinary shares that were not issued in the Company’s IPO, including purchasers in our private placement offering, have waived their rights to participate in any distribution out of the Trust Account, but only with respect to those ordinary shares owned by them prior to the IPO. None of the Company’s directors or officers have purchased any subunits, ordinary shares or warrants in the open market or through privately negotiated transactions since the Company’s initial public offering, nor do they intend to purchase any subunits, ordinary shares or warrants in the open market or through privately negotiated transactions prior to the special meeting.

The Company does not expect to be able to satisfy its liabilities to creditors concurrently with the liquidation of the Trust Account due to the fact that, as of February 14, 2013, the Company had limited assets outside of the Trust Account. As of February 14, 2013, the Company's liabilities to creditors were approximately $500,000 and its assets out of trust were less than $50,000. While the Company believes that it has paid all other liabilities that have arisen in the ordinary course of its business, no assurance can be made that additional liabilities will not arise in the future.

Under federal or state fraudulent transfer laws and the voidable preference provisions of the federal bankruptcy code, if a court were to find that, at the time the distribution was effected, we paid the amounts from the Trust Account either (i) with the intent of hindering, delaying or defrauding current or future creditors, or (ii) at a time when we were insolvent and within 90 days prior to a filing of a bankruptcy petition against the Company, such court could require the repayment of such amounts to the Company. While we do not believe that the funds in the Trust Account are generally available to the creditors of the Company and therefore would not be considered to be assets of the Company in any bankruptcy or insolvency proceeding, there can be no assurance that any creditor of ours or a court considering the matter would agree with this position. In addition, the payment of such amounts are clearly within the ordinary course of our business and do not involve any discretionary action on our part. Nevertheless, there a risk that the fact that the liabilities of the Company at the time of the distribution exceed its assets could lead to a court to subsequently require all or a portion of such distribution to be returned to the Company.

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Continuation of the Company Following the Distribution of the Trust Account

General

The purpose of the Continued Existence Proposal is to permit the Company to continue its corporate existence (rather than dissolving, as currently required by our Articles of Association).

Future Acquisition Plans

If the Continued Existence Proposal is approved, the Company intends to pursue the acquisition of one or more operating companies. We cannot assure you that we will be able to acquire an operating business. As an alternative, the Company might seek to obtain value from its status as a public shell through a sale to or combination with an operating company seeking such status as a means of “going public.” Although the Company currently has an agreement in place with Black Diamond Holdings LLC, the Company does not believe that such transaction will close by February 25, 2013, at which point the Company currently anticipates terminating such agreement (as it is permitted to do under the terms of that agreement). As of the date of this proxy statement, the Company has no other arrangements in place with any acquisition candidates and will not engage in more active identification and pursuit of potential acquisitions unless and until our stockholders approve the Continued Existence Proposal at the special meeting.

In the event that the Company enters into a definitive agreement to acquire an operating company after the adoption of the Amendments, we believe the acquisition would not necessarily require stockholder approval, even if it constituted a change in control of the Company, provided that the Company’s ordinary shares are not then listed on a national exchange and the acquisition is structured so as not to require a stockholder vote under Cayman Islands law. Accordingly, you may not be entitled to vote on any future acquisitions by the Company.

Need for Additional Capital

The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, repay its current liabilities, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business in the event the proposals in this proxy statement are approved.

The Company does not currently have any specific capital-raising plans. We may seek to issue debt or equity securities, including preferred securities for which we may determine the rights and designations, ordinary shares, warrants, equity rights, convertibles notes and any combination of the foregoing. Any such offering may take the form of a private placement, public offering, rights offering, other offering or any combination of the foregoing at fixed or variable market prices or discounts to prevailing market prices. We cannot assure you that we will be able to raise sufficient capital on favorable, or any, terms. The issuance of debt securities will not be, and we believe that the issuance of equity securities in such a financing will not be, subject to stockholder approval if the Company’s ordinary shares are not then listed on a national exchange. Accordingly, you may not be entitled to vote on any future financing by the Company. Moreover, stockholders have no preemptive or other rights to acquire any securities that the Company may issue in the future.

If the Company is deemed to be “blank check company” for the purposes of the federal securities laws, regulatory restrictions that are more restrictive than those currently set forth in the Company’s Articles of Association may apply to any future public offerings by the Company. For more information, see the section below entitled “-Potential Application of Rule 419 under the Securities Act to Future Public Offerings.”

Potential Application of Rule 419 under the Securities Act to Future Public Offerings

Depending on the timing and nature of our future capital-raising activities, we could become subject to even more onerous restrictions regarding the handling of any future public offering proceeds than those set forth in our current Articles of Association regarding the proceeds of our IPO. Following the amendment of our Articles of Association and the distribution of the amounts in the Trust Account, we may be deemed a “blank check company” for the purposes of Rule 419 promulgated under the Securities Act of 1933 (the “Securities Act”). Rule 419 imposes strict restrictions on the handling of the proceeds received, and securities issued, in an offering registered under the Securities Act by a “blank check company” as defined in Rule 419, including a mandatory escrow of the offering proceeds, a process of stockholder “reconfirmation” when a business combination is announced and a ban on the trading of the securities sold, pending the consummation of a business combination, which must occur within 18 months of the offering. Rule 419 defines a “blank check company” as:

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•	a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

•	issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act.

There are several bases on which exemptions from the application of Rule 419 exist, including raising capital through a private offering exempt from registration under the Securities Act, raising net proceeds in excess of $5 million in a public offering that is a firm commitment underwritten offering and raising capital in a public offering in connection with the acquisition of an identified company. Although the Company intends to conduct any future capital raising in a manner that is exempt from Rule 419, there can be no assurances that any future capital raising transactions will qualify for such an exemption.

Status of Outstanding Warrants

Regardless of whether the Amendments are approved by stockholders, all outstanding Public Warrants will expire and be worthless if a business combination is not completed by February 25, 2013.

Interests of the Company Directors and Officers in the Proposals

When you consider the recommendations of the Company’s board of directors in favor of the proposals, you should keep in mind that the Company’s pre-IPO stockholders, directors and officers (“the Company Inside Stockholders”) have interests in the proposals that may be different from, or in addition to, your interests as a stockholder as described briefly below.

Shares Held by the Company Inside Stockholders

If the Continued Existence Proposal is not approved, the Company will be required to dissolve and liquidate on February 25, 2013. There will be no distribution from the Trust Account with respect to the Company Inside Stockholders’ securities, which will expire worthless if the Continued Existence Proposal is not approved.

In addition, the Continued Existence Proposal would result in each holder of Subunits having 99 out of every 100 Subunits owned by such holder redeemed (since the warrants composing part of the Subunit will expire on February 25, 2013, thereafter a Subunit will be equivalent to one ordinary share). Increments of less than 100 Subunits will be redeemed for cash in their entirety. This would result in the Company Inside Stockholders owning approximately 96.6% (as opposed to 22.2% currently) of the Company's outstanding ordinary shares.

Since the Company's officers and directors would own such a large percentage of our outstanding ordinary shares, public shareholders would have little to no influence over the affairs of the Company (including likely having no influence over who is elected as director of the Company) and could be removed as shareholders of the Company through the use of a short-form merger (although no such transaction is currently contemplated).

Compensatory Arrangements for Board of Directors and Management

None of our directors or officers have received any cash compensation for services rendered to us. Our initial shareholders purchased 790,625 initial shares for an aggregate consideration of $25,000. In addition, our directors purchased an aggregate of 1,500,000 insider warrants for an aggregate consideration of $525,000. We believe that because our officers and directors own such shares and warrants, no compensation (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

We have agreed to pay to Ray Shi Capital Group, LLC, an entity affiliated with Yiting Liu, one of our directors, Ye (Sophie) Tao, one of our directors and Wei Li, our Chief Executive Officer and one of our directors, a total of $7,500 per month for office space, administrative services and secretarial support for a period that commenced on February 18, 2011 and ends on the earlier of our consummation of a business combination or the liquidation of the trust account. This arrangement was agreed to by Ray Shi Capital Group, LLC for our benefit and is not intended to provide Ray Shi Capital Group, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Ray Shi Capital Group, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

None of the Company’s officers and directors or their respective affiliates have incurred any expenses in connection with the Black Diamond transaction.

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In addition, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

At this time, the board of directors has not determined the initial composition of the board or management following stockholder approval of the Continued Existence Proposal and the Trust Account distribution. The Company currently has made no determinations regarding the compensation it will pay its directors or officers, if any, following stockholder approval of the Continued Existence Proposal and the Trust Account distribution.

Potential Interests of the Company Inside Stockholders in Future Financings and Acquisitions

Following stockholder approval of the Continued Existence Proposal and the Trust Account distribution, the Company will operate without the blank check company restrictions that are currently set forth in our Articles of Association. The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. Such a financing may involve existing investors and/or new investors, including officers and directors of the Company. Further, any operating business which the Company may acquire following stockholder approval of the Continued Existence Proposal, may be affiliated, or have some relationship with, one of our existing officers and directors.

Other Agreements of the Company Inside Stockholders

Our pre-IPO stockholders, officers and directors are confirming with the Company and the underwriter in its IPO that the termination and inapplicability after distribution of the Trust Account contemplated by the SPAC Provision Proposal of their agreements (i) not to transfer any of the securities of the Company they acquired prior to the IPO until one year after the Company completes its initial business combination, and (ii) to vote in the Company’s initial business combination the ordinary shares they acquired prior to the IPO in accordance with the majority of the Subunits.

PROPOSAL ONE – THE CONTINUED EXISTENCE PROPOSAL

This proposal would remove the provision in Article 163 requiring the dissolution of the Company and replacing the provision with one that would permit the Company to not dissolve, while requiring it to distribute a pro-rata portion of the Trust Account to holders of the Company's Subunits issued in the Company's IPO in exchange for the cash redemption of 99 out of every 100 Subunits issued in the Company's IPO (since the warrants composing part of the Subunit will expire on February 25, 2013, thereafter a Subunit will be equivalent to one ordinary share). Increments of less than 100 Subunits will be redeemed for cash in their entirety. If this proposal is approved, our stockholders will not have the right to receive a liquidating distribution of any net assets outside of the Trust Account. However, there are no assets outside of the Trust Account available for distribution to stockholders at this time and the Company does not currently expect to receive any such assets in the future.

The Company’s Articles of Association require us to dissolve and liquidate the Company as soon as reasonably practicable after the Trust Account distribution. In the judgment of our board of directors, the elimination of the provision requiring dissolution of the Company is desirable because it allows the Company to continue, with public stockholders having a stake in the Company going forward. The Company has obtained an opinion of counsel to the Company indicating that, under Cayman Islands law, the Company could amend its Articles of Association to extend the life of the Company, regardless of a provision in the Articles of Association indicating that it was not permissible to amend such provision. A copy of the opinion is attached hereto as Annex I.

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The adoption of the Continued Existence Proposal will require the affirmative vote of two-thirds of the ordinary shares voting at the special meeting, assuming a quorum is present. As both the Continued Existence Proposal and the SPAC Provision Proposal will need to be approved before the Company implements either of them, if only one is approved the Company will not amend its Articles of Association and liquidate in accordance with its terms.

The text of Article 163, as it would be amended by this proposal, is attached to this proxy as Annex II.

The board of directors recommends a vote FOR approval of the adoption of the Continued Existence Proposal.

Material U.S. Federal Income Tax Consequences of the Continued Existence Proposal

The following is a summary of the material U.S. federal income tax consequences of the distribution of a pro-rata portion of the Trust Account to holders of the Company’s Subunits in exchange for the redemption of all or a portion of such holder’s Subunits pursuant to the Continued Existence Proposal. This summary is based upon the laws and relevant interpretations thereof in effect as of the date of this proxy statement, all of which are subject to change.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our Subunits that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our Subunits is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”) its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold our Subunits as capital assets within the meaning of Section 1221 of the Code, and does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

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•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5 percent or more of our voting stock;

•	persons that acquired our Subunits pursuant to the exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold our Subunits as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our Subunits. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Subunits through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Subunits, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our Subunits and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our Subunits will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF the distribution of a pro-rata portion of the Trust Account to holders of the Company’s Subunits in exchange for the redemption of ALL OR A PORTION OF SUCH HOLDER’S Subunits. EACH HOLDER OF OUR SUBUNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF SUCH distribution, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

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Characterization of a Subunit

A Subunit is comprised of one ordinary share and one-half of a warrant, which cannot be separately traded (until the Subunit automatically separates and disappears). A Subunit has all of the economic rights of each of its components, including the right to vote and receive distributions with respect to the underlying ordinary share, and in the case of a sale, to the value of both the ordinary share and one-half of a warrant components. However, because the components of a Subunit are “stapled” together and generally did not separate within a short period of time from the date of the related unit’s issuance, a Subunit should be treated as a single instrument for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes, distributions on the ordinary share component of a Subunit are considered received with respect to the Subunit. In addition, although there is no guidance on point on how to apply the passive foreign investment company (“PFIC”) rules to a stapled interest such as a Subunit, it appears that a U.S. Holder of a Subunit should be able to make a qualified electing fund (“QEF”) election or a purging election with respect to the Subunit, as discussed below in “U.S. Holders— Passive Foreign Investment Company Rules.”

U.S. Holders

Taxation of Cash Distributions Paid on Subunits

Subject to the PFIC rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any cash dividend paid on our Subunits. A cash distribution on our Subunits will be treated as a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce the U.S. Holder’s adjusted tax basis in such Subunits, as applicable (but not below zero). Any remaining excess will be treated as gain from the sale or other taxable disposition of such Subunits and will be treated as described under “— Taxation on the Disposition of Subunits” below.

With respect to non-corporate U.S. Holders, such dividends may be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Subunits” below) provided that (1) our Subunits are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our Subunits would be suspended for purposes of clause (3) above for the period that such holder had a right to have such Subunits redeemed by us. Under published IRS authority, our Subunits are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board (the only exchange on which our Subunits are currently quoted and traded). Accordingly, any dividends paid on our Subunits should not currently qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Subunits.

Taxation on the Disposition of Subunits

Upon a sale or other taxable disposition of our Subunits (which, in general, would include a distribution in connection with our liquidation or a redemption of our Subunits, as described in “— Taxation on the Redemption of Subunits” below), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Subunits.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Subunits exceeds one year. The deductibility of capital losses is subject to various limitations.

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Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our Subunits, subject to certain limitations and exceptions. Under recently issued proposed regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified electing fund, or QEF, rules discussed below under “— Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our Subunits.

Taxation on the Redemption of Subunits

The amount received on the distribution of a pro-rata portion of the Trust Account to holders of Subunits in exchange for the redemption of all or a portion of such holder’s Subunits generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our Subunits rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Cash Distributions Paid on Subunits,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including Subunits the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption), and (iii) the redemption does not result in a “complete termination” of the U.S. Holder’s interest in us (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our Subunits and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other holders) is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the U.S. federal income tax consequences to it of any redemption of its Subunits.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the composition of its income and assets, the Company believes that it was a PFIC for its taxable years ended December 31, 2010, December 31, 2011 and December 31, 2012. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. The determination of whether the Company is or has been a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination of PFIC status. Accordingly, the IRS or a court considering the matter may not agree with the Company’s analysis of whether or not it is or was a PFIC during any particular year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Subunits and, in the case of our Subunits, the U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Subunits, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

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•	any gain recognized by the U.S. Holder on the sale or other disposition of its Subunits; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Subunits during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Subunits).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Subunits;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our Subunits by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Subunits, and the special tax and interest charge rules do not apply to such Subunits (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such Subunits or a QEF election, along with a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of our Subunits will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

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Although a determination as to our PFIC status will be made annually, the initial determination that we are a PFIC generally will apply for subsequent years to a U.S. Holder who held our Subunits while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our Subunits, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such Subunits. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such Subunits for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our Subunits, the PFIC rules discussed above will continue to apply to such Subunits unless the holder files on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold Subunits for their fair market value on the “qualification date.” The qualification date is the first day of the Company’s tax year in which it qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Subunits on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Subunits by the amount of the gain recognized and will also have a new holding period in the Subunits for purposes of the PFIC rules.

U.S. Holders that hold (or are deemed to hold) stock of a foreign corporation that qualifies as a PFIC may annually elect to mark such stock to its market value if such stock is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or certain foreign exchanges or markets of which the IRS has approved (a “mark-to-market election”). The OTC Bulletin Board currently is not considered to be an exchange that would allow a U.S. Holder to make a mark-to-market election. Because the Subunits are quoted only on the OTC Bulletin Board, such Subunits should not qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Subunits under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally will have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Subunits should consult their own tax advisors concerning the application of the PFIC rules to our Subunits under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its Subunits generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our Subunits unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

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Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintained or maintains in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our Subunits within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our Subunits by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its Subunits and adjustments to that tax basis and whether any gain or loss with respect to such Subunits is long-term or short-term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our Subunits.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% generally will apply to dividends paid on our Subunits to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our Subunits by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

PROPOSAL TWO – THE SPAC PROVISION PROPOSAL

The Company is proposing to amend Article 156 of its Articles of Association to not require the Company to comply with Articles 157-163 of the Articles of Association (which govern the activities of the Company while it is a SPAC) after the earlier to occur of a consummation of a business combination or the liquidation of the Trust Account. More specifically, the provisions of Articles 157-163 require, among other things, that the company redeem the outstanding public shares in the event that a business combination is not consummated by February 25, 2013, govern the procedures associated with the redemption of the shares in the event of a business combination, and prohibit the issuance of securities prior to the completion of a business combination.

Adoption of this proposal permits the Company to be free of the restrictions relating to being a Special Purpose Acquisition Company after the liquidation of the Trust Account, assuming that the Continued Existence Proposal is also approved. These amendments are necessary for the Company to be able to acquire an operating business or raise additional funds in the future as a shell company.

The adoption of the SPAC Provision Proposal will require the affirmative vote of two-thirds of the ordinary shares voting at the special meeting, assuming a quorum is present. As both the Continued Existence Proposal and the SPAC Provision Proposal will need to be approved before the Company implements either of them, if only one is approved the Company will not amend its Articles of Association and liquidate in accordance with its terms.

The text of Article 156, as it would be amended by this proposal, is attached to this proxy as Annex II.

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The board of directors recommends a vote “FOR” approval of the adoption of the SPAC Provision Proposal.

THE ADJOURNMENT PROPOSAL

In the event there are not sufficient votes at the time of the special meeting to adopt the Continued Existence Proposal and/or the SPAC Provision Proposal, the board of directors may submit a proposal to adjourn the special meeting to a later time, if necessary, to permit further solicitation of proxies.

The adoption of the Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares voting at the special meeting, if the Adjournment Proposal is presented.

The board of directors recommends a vote FOR adoption of the Adjournment Proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of February 5, 2013, by:

•	each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants or our other outstanding warrants, as we do not believe that these warrants will become exercisable within 60 days of February 5, 2013. Percentage of outstanding ordinary shares is based on 2,762,366 shares outstanding as of February 5, 2013.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Outstanding Ordinary shares
Wei Li	263,542	7.4%
Yiting Liu	263,542	7.4%
Ye (Sophie) Tao	263,541	7.4%
All directors and executive officers as a group (3 persons)	790,625	22.2%
Brian Taylor(3)	250,000	7.0%
Pine River Capital Management L.P.(4)	250,000	7.0%
AQR Capital Management, LLC (5)	238,275	6.7%
Nisswa Master Fund Ltd.(6)	227,088	6.4%
North Pole Capital Master Fund(7)	185,200	5.2%

1.	Unless otherwise noted, the business address of each of the individuals is 555 N.E. 15th Street, Suite 200, Miami, Florida 33132.
2.	Unless otherwise noted the beneficial owner has sole voting and dispositive power over the shares beneficially owned.
3.	The business address of Mr. Taylor is c/o Pine River Capital Management L.P., 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. Mr. Taylor shares voting and dispositive control over these shares. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G filed with the Securities and Exchange Commission on April 8, 2011.
4.	The business address of Pine River Capital Management L.P. is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. Pine River Capital Management L.P. shares voting and dispositive control over these shares. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G filed with the Securities and Exchange Commission on April 8, 2011.
5.	The business address of AQR Capital Management, LLC is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830. AQR Capital Management, LLC shares voting and dispositive power over these shares. AQR Capital Management, LLC serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company, which holds 5.6% of the total amount held by AQR Capital Management, LLC. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012.
6.	The business address of Nisswa Master Fund Ltd, is c/o Pine River Capital Management L.P., 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. Nisswa Maser Fund Ltd. shares voting and dispositive control over these shares. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G filed with the Securities and Exchange Commission on April 8, 2011.

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7.	The business address of North Pole Capital Master Fund is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario, M5H 2Y4, Canada. Polar Securities, Inc. serves as investment advisor to North Pole Capital Master Fund with respect to these shares. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G filed with the Securities and Exchange Commission on June 4, 2012.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by the Company with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information regarding the Company at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov. Information and statements contained in this proxy statement are qualified in all respects by reference to the relevant annex to this proxy statement. Only one proxy statement is being delivered to multiple security holders who share an address. However, if you would like an additional separate copy, please contact us at the address set forth below and an additional copy will be sent to you free of charge. If you would like additional copies of this document or if you have questions about the proposals, you should contact via phone or in writing:

China VantagePoint Acquisition Company
555 NE 15th Street, Suite 200
Miami, Florida 33132
(305) 981-6888
Attn: Yiting Liu

STOCKHOLDER PROPOSALS

Stockholders wishing to submit proposals for consideration by the Company’s board of directors at the Company’s next Annual Meeting of Stockholders should submit them in writing to the attention of the Chief Executive Officer of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

By order of the Board of Directors

New York, NY
February 15, 2013	/s/ Wei Li
Wei Li
Chief Executive Officer and Director

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Annex I

Cassia Court, Camana Bay	info@forbeshare.com
Suite 716, 10 Market Street	www.forbeshare.com
Grand Cayman, KY1-9006
Cayman Islands
T: +1 345 943 7700
F: +1 345 943 7702

DD: +1 345 743 7705

E: Simon.courtney@forbeshare.com

Our Ref: Reference

Your Ref: Reference

By Email

China VantagePoint Acquisition Company

Codan Trust Company (Cayman) Limited

Cricket Square

Hutchins Drive

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

04 February 2013

Dear Sirs

CHINA VANTAGEPOINT ACQUISITION COMPANY

We have been instructed by Loeb & Loeb LLP on your behalf to give this opinion in connection with the memorandum and articles of association of China VantagePoint Acquisition Company (the “Company”).

For the purposes of this opinion we have examined the following documents:

1. A copy of the memorandum of association of the Company as adopted by a special resolution date 1 February 2011;

2. a copy of the articles of association of the Company as registered and filed with the Registrar of Companies on 30 January 2013 (the “Articles of Association”); and

3. such other documents and laws as we consider necessary as a basis for giving this opinion.

The following opinion is given only as to matters of Cayman Islands law and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than the Cayman Islands. We have assumed that there is nothing under any law (other than the laws of the Cayman Islands) which would affect or vary the following opinion. Specifically, we have made no independent investigation of the laws of the United States and we offer no opinion in relation thereto. This opinion is strictly limited to the matters stated in it, does not apply by implication to other matters, and only relates to (1) those circumstances or facts specifically stated herein and (2) the laws of the Cayman Islands, as they respectively exist at the date hereof.

In giving this opinion we have assumed:

(a) the genuineness of all signatures and seals, the authenticity of all documents submitted to us, the conformity of all copy documents or the forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete; and

(b) that the Company has not passed any resolutions purporting to alter its memorandum and articles of association and that there has been no event, occurrence or other circumstance that would cause the commencement of the winding up and dissolution of the Company in accordance with its memorandum and articles of association and/or the Companies Law (2011 Revision) of the Cayman Islands.

Based only on the foregoing and relying upon the assumptions set out above, we are of the opinion that:

(a) the Company has the power to amend the Articles of Association to allow it to continue indefinitely;

(b) once the amendment to allow the Company to continue indefinitely has been adopted by a special resolution of its shareholders the Articles of Association shall, subject to the Companies Law (2011 Revision), be as valid as if the amendment was originally contained therein, and be subject in like manner to alteration by special resolution; and

(c) once the special resolution to amend the articles of association to allow the Company to continue indefinitely has been passed a copy of the special resolution shall be forwarded to the Cayman Islands Registrar of Companies within 15 days.

Yours faithfully

Forbes Hare

Annex II

Form of Amended and Restated Article 156

Notwithstanding any other provision of these Articles, Articles 157 through 163 shall apply during the period commencing upon the adoption of these Articles and terminating upon the earlier of the consummation of any “Business Combination” and liquidation of the Trust Account pursuant to Article 163. A “Business Combination” shall mean the acquisition by the Company, through a merger, a share exchange, asset acquisition, scheme of arrangement, recapitalization, reorganization or other business combination, or controlling, through contractual arrangements, an operating business or businesses (“Target Business”). The Company may not (i) acquire a Target Business in any initial Business Combination with which its officers or Directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial Business Combination with any Target Business which is, or has been within five years of the adoption of these Articles, affiliated with any of the Company’s officers, directors, Initial Members or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or (iii) enter into an initial Business Combination where the Company acquires less than 100% of a Target Business and any of the Company’s officers, directors, Initial Members or their affiliates acquire the remaining portion of such Target Business, unless, in any case, the Company obtains an opinion from an unaffiliated, independent investment banking firm reasonably acceptable to the underwriter in the IPO that the Business Combination is fair to the unaffiliated Members from a financial point of view. In the event of any conflict between this Article and any other Article, the provisions of this Article shall prevail.

Form of Amended and Restated Article 163

In the event that the Company does not consummate a Business Combination by a date (the “Termination Date”) which shall be the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that a definitive agreement to complete a Business Combination was executed but was not consummated within 24 months of the IPO, the Company shall liquidate the Trust Account and, in exchange for 99 of every hundred IPO Subunits owned by Members, distribute to the Members holding IPO Subunits a pro-rata portion of the Trust Account. Increments of less than 100 Subunits will be redeemed for cash in their entirety. Member approval is not required to liquidate and dissolve the Company in such circumstance.

CHINA VANTAGEPOINT ACQUISITION COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 25, 2013

The undersigned hereby appoints Wei Li and Yiting Liu, acting singly, as proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of China VantagePoint Acquisition Company (hereinafter, the “company”) that the undersigned may be entitled to vote at the company’s Special Meeting to be held to be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on February 25, 2013 at 10:00 a.m., New York time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE PROPOSED AMENDMENTS TO OUR ARTICLES OF ASSOCIATION AND THE SPAC PROVISION PROPOSAL. FAILURE TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THIS PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS. EACH OF THE DIRECTORS AND OFFICERS OF CHINA VANTAGEPOINT ACQUISITION COMPANY WILL RETURN AN UNMARKED PROXY WITH DIRECTIONS TO VOTE THEIR RESPECTIVE SHARES “FOR” ALL OF THE PROPOSALS.

(continued and to be signed on reverse)

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS BELOW.

1.	Proposal to amend the company’s Articles of Association to continue its existence after February 25, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to not require the Company to comply with Articles 157-163 of the Articles of Association (which govern the activities of the Company while it is a SPAC) after the earlier to occur of a consummation of a business combination or the liquidation of the Trust Account.

☐ FOR	☐ AGAINST	☐ ABSTAIN

ADJOURNMENT PROPOSAL

Proposal to the adjournment of the special meeting to a later time, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve any or all of the other two proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATE: ___________________, 2013

___________________________________	Signature

PLEASE MARK SIGN DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature if held jointly

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy. Any votes received after a matter has been voted upon will not be counted.

This Proxy is Solicited on Behalf of the Board of Directors.

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